MICROBIAL SOLUTIONS, INC.
	                   A NEVADA CORPORATION



March 2, 1998


MR. ROGER HOCKING

-  AND TO -

MANLOE LABS, INC.
6320 S. Sandhill Road, Suite #10
Las Vegas Nevada
89120

Dear Sirs:

Re:	Agreement for the Acquisition by Microbial Solutions, Inc.
(the "Company") of Manloe Labs, Inc. ("Manloe") from Roger
Hocking ("Hocking")


We write to confirm the Company's agreement to proceed with the acquisition of a 100% equity interest in Manloe on the terms and
subject to the conditions as set forth in this letter.   If you are
in agreement, we ask that each of Manloe and Hocking execute this letter agreement where indicated below and return it to us. This letter agreement will be a legally binding agreement of purchase and sale upon execution.

The Company agrees to acquire all of the issued and outstanding shares of Manloe (the "Shares") upon execution of this agreement by Manloe and Hocking on the following basis:

1. 	Interest Acquired

The Company agrees to purchase and Hocking agrees to sell the Shares on the terms and subject to the conditions of this letter agreement.

2.	Jazor Labs

In addition to the conditions precedent set forth in Section 7 of this letter agreement, the agreement of the Company to purchase the Shares is subject to Manloe having entered into a manufacturing and

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                              2

licensing agreement with Jazor Laboratory Group, Inc. of Pompona
Beach, Florida ("Jazor") upon the terms and conditions attached hereto in Schedule A (the "Manufacturing and Marketing Agreement").

3.	Closing Date

The closing date for the purchase and sale of the Shares will be the 31st day of March, 1998.

4.	Payment of the Purchase Price

The Company will deliver the following consideration for the Shares on the Closing Date;

(a)	payment of $200,000 by certified cheque, bank draft or
wire transfer (the "Cash Portion of the Purchase Price");

(b) the issue of 250,000 common shares of the Company (the
"Company Shares").

5.	Representations and Warranties of Manloe and the Principal
Shareholders

The Company's agreement would be based on the joint and several representations and warranties by Manloe and Hocking that:

(a) Manloe is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

(b) the authorized capital of Manloe consists of 25,000 common shares, all of which are issued and outstanding shares are in the name of Hocking;

(c) Manloe is the owner of all assets required for the conduct of Manloe's business (the "Business") as disclosed in the financial statements of Manloe for the period ending December 31, 1997 (the "Financial
Statements"), a copy of which are attached to this letter as Schedule B - "Financial Statements". The liabilities of Manloe do not and will not on the Closing Date exceed
$30,000;

(d) all assets of Manloe are owned by Manloe free and clear of all liens, charges and other financial encumbrances;

(e) Hocking is the owner of all of the issued and outstanding shares in the capital of Manloe, free and clear of all liens, charges, encumbrances and security interests;

(f) Manloe has no liability or indebtedness to Hocking;

(g) neither Hocking nor any other person has any option, warrant or other right to

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                              3

acquire any shares of Manloe;

(h) the books and records of Manloe fairly and correctly set out and disclose in all material respects, in accordance with generally accepted accounting principles, the financial position of Manloe as at the date hereof, and all material financial transactions of Manloe relating to the Business have been accurately recorded in such books and records;

(i) the Financial Statements present fairly and correctly the assets, liabilities (whether accrued, absolute, contingent or otherwise) and the financial condition of Manloe as at the date thereof and there will not be, prior to the Closing Date, any increase in such liabilities other than in the ordinary course of business;

(j) the Business has been carried on in the ordinary and normal course by Manloe since the date of the Financial
Statements;

(k) Manloe does not have any outstanding material agreements or contracts (including employment agreements) except agreements, contracts and commitments in the ordinary course of business.

(l) Manloe is not in material default or breach of any contracts, agreements, written or oral, indentures or other instruments to which it is a party and there exists no state of facts which after notice or lapse of time or both which would constitute such a default or breach;

(m) all contracts and agreements between Manloe and its customers, suppliers and financers are in good standing and Manloe is entitled to all benefits thereunder;

(n) there are no actions, suits or proceedings pending or threatened against or affecting Manloe or Hocking or affecting the Business, at law or in equity and neither
Manloe or Hocking are aware of any existing ground on which any such action, suit or proceeding might be commenced with any reasonable likelihood of success.

(o) Manloe has the right to use all of the registered trade marks, trade names and patents, both domestic and foreign, in relation to the Business and the conduct of the Business does not infringe upon the patents, trade marks, trade names or copyrights, domestic or foreign, of any other person, firm or corporation;

(p) Manloe is the registered and beneficial owner of the trademark "Manloe" and has not received notice from any third party contesting the ownership by Manloe of this trademark or claiming that the use of the trademark
"Manloe" in connection with the Business infringes on the rights of the third party;

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                              4

6. Representations and Warranties of the Company

The Company represents and warrants to the Shareholders that:

(a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada;

(b) this agreement has been duly authorized, validly executed and delivered by the Company.

7. Obligations Pending Closing of each Subscription

Manloe and Hocking agree that the Business will be operated in the ordinary course of business in accordance with past practices pending the Closing Date.

8. Conditions Precedent to Closing

The Company's obligation to complete the purchase of the Shares will be subject to each of the following conditions:

(a) all representations and warranties of Manloe and Hocking will be true and correct in all material respects on the Closing Date;

(b) there shall have been no material adverse change to the Business between the date of this agreement and the Closing Date;

(c) Manloe will have entered into the Manufacturing and Marketing Agreement with Jazor prior to or on the Closing
Date; and

(d) Manloe will have delivered an opinion of its attorney as to each of the following matters:

(i) Manloe has been duly incorporated and organized and is validly subsisting under the laws of the State of Nevada, it has the corporate power to own or lease its properties and to carry on its business that is now being conducted by it and is in good standing with respect to all filings with the appropriate corporate authorities;

(ii) the issued and authorized capital of Manloe is as set out in this agreement and all issued shares have been validly issued as fully paid and non-assessable;

(iii) all necessary approvals and all necessary steps and corporate proceedings have been obtained or taken to permit the Shares to be duly and validly

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                              5

registered in the name of the Company;

(iv) the execution of this agreement, the transfer of the Shares to Company and the appointment of the Company's nominees to the board of directors, have been duly and validly authorized by all required corporate proceedings of Manloe and its shareholders and directors.

(e) Hocking will have entered into a three year employment agreement with Manloe in the form of employment agreement attached hereto as Schedule C.

9. Closing Deliveries

On the Closing Date, Manloe and Hocking will deliver to the
Company:

(a) the Shares in the name of the Company;

(b) the legal opinion of Manloe's attorney, as contemplated in Section 6.;

(c) the Employment Agreement, duly executed by Manloe and Hocking;

(d) the Manufacturing and Marketing Agreement, duly executed by Manloe and Jazor;

(e) evidence of all required director and shareholder approvals, as contemplated in Section 8.;

(f) a certificate of Hocking, both in his individual capacity and as an officer of Manloe, as to the truth and correctness of the representations and warranties of Manloe and Hocking as of the Closing Date;

(g) all other corporate resolutions, agreements, assignments, consents and documentation as deemed necessary by the Company's solicitors to give effect to the transactions contemplated by this agreement in accordance with accepted commercial practice.

(h) [DELETED]

(i) a copy of the escrow agreement executed between Jazor, Manloe and Jazor's attorney pursuant to the Manufacturing and Marketing Agreement;

(j) written confirmation from Dr. James A. Roszell confirming the delivery into escrow of the formulae for "JATEX" under the escrow agreement;

On the Closing Date, the Company would deliver to Manloe the Cash
Portion of the Purchase Price

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                              6

and share certificates representing the Company Shares.

10. Directors

On the Closing Date, two of the Company's nominees will be appointed to the board of directors of Manloe and the number of directors of Manloe increased to three. Hocking will remain a director of Manloe.

11. Confidentiality

We each agree to keep our discussions and this agreement confidential and if for any reason the purchase and sale is not completed, we each agree to keep confidential all information furnished to each other or obtained from each other in connection with this transaction, except where disclosure is required by law.

If you and Manloe are in agreement with the terms and conditions set forth in this letter, please have two copies of this letter signed and returned to the Company as early as possible.

Yours truly,

MICROBIAL SOLUTIONS, INC.


Per:	/s/ Terry Howlett
Authorized Signatory


Accepted and agreed to this __ day of March, 1998.

MANLOE LABS, INC.
by its authorized signatory:


Per:	/s/ Roger Hocking
Roger Hocking, President


/s/ Roger Hocking
ROGER HOCKING
in his personal capacity